UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 27, 2010, Molecular Insight Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it received a letter from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that it has regained compliance with NASDAQ Listing Rule 5450(b)(2)(A) (the “MVLS Rule”). The MVLS Rule requires the Company to maintain a minimum Market Value of Listed Securities of $50 million for continued listing on the NASDAQ Global Market.

As previously reported on a Current Report on Form 8-K filed on March 15, 2010, the Company received a letter from NASDAQ on March 9, 2010 notifying that the Company failed to maintain the compliance with the MVLS Rule and that it had a grace period of 180 calendar days, or until September 7, 2010, to regain compliance. In its April 27, 2010 notification, NASDAQ provided written confirmation of the Company’s compliance with the MVLS Rule and that this matter is now closed.

A copy of this press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished pursuant to Item 8.01:

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated April 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 27th day of April, 2010.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/s/ CHARLES H. ABDALIAN, JR.
Name:	Charles H. Abdalian, Jr.
Title:	Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Exhibit Description

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated April 27, 2010.